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                                                                 EXHIBIT 10.12



                            BICOASTAL HOLDING COMPANY
                            16229 Villarreal de Avila
                              Tampa, Florida 33613
                                 (813) 264-1818


SENT BY FACSIMILE (801) 222-9960

PAUL A. BILZERIAN
   President

June 26, 1997

Shirlee Dastrup
Lincoln & Linda Dastrup
871 Osmond Lane
Provo, Utah 84604

Dear Shirlee, Lincoln & Linda:

This letter shall serve as my notification that I hereby release all of the proxies that you have given me with respect to the shares of common stock of Cimetrix so that you may now vote those shares in whatever manner you choose.

Thank you for your continuous support on both a personal and business level throughout this very difficult thirty-nine month period. I look forward to seeing you soon.

Best regards,

/s/ Paul A. Bilzerian
---------------------
Paul A. Bilzerian

cc: Todd Hodges (by facsimile)
    David Redmond (by facsimile)